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                                                                    EXHIBIT 23



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File Nos. 33-64307, 333-23229 and 333-57137), Form S-4 (File No. 33-91250) and in the
Registration Statements on Forms S-8 (File Nos. 33-67430, 33-54511, 33-67432, 33-54519, 33-67324, 33-51331, 33-51885, 33-52025, 33-59579, 33-61855, 333-04803,
333-48755 and 333-49657) of Frontier Corporation of our report dated January 25, 1999, appearing on page 20 of Form 8-K of Frontier Corporation dated January 25, 1999.



PricewaterhouseCoopers LLP

Rochester, New York
January 25, 1999